Exhibit 32.2

CERTIFICATIONS

In connection with the Quarterly Report of CNX Gas Corporation (the “Registrant”) on Form 10-Q for the period ending June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William J. Lyons, Chief Financial Officer (principal financial officer) of the Registrant, certify that to my knowledge, based upon a review of the Report:

(i)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 5, 2008

/s/ William J. Lyons
William J. Lyons
Chief Financial Officer and Director